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                                                                   EXHIBIT 10.38


                         MULTI-AGREEMENT AMENDMENT NO. 5


        This Multi-Agreement Amendment, dated as of June 1, 1997 by and among HARVEY COMICS, INC., a New York corporation ("Borrower") and CITY NATIONAL BANK, N.A. ("BANK"). For good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1.     Recital of Certain Facts:

                             (a) Borrower and Bank are parties to that certain
Revolving Loan and Security Agreement dated as of October 27, 1993 (the "ORIGINAL LOAN AGREEMENT"), and as amended by that certain Multi-Agreement Amendment, dated August 30, 1994 (the "FIRST AMENDMENT"), that certain Multi-Agreement Amendment No. 2, dated as of November 1, 1994 (the "SECOND AMENDMENT"), that certain Multi-Agreement No. 3, dated as of September 1, 1995 (the "THIRD AMENDMENT"), and that certain Multi-Agreement No. 4, dated as of June 1, 1996 (the "FOURTH AMENDMENT"). The Original Loan Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are hereinafter collectively referred to as the "LOAN AGREEMENT." Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.

                             (b) Borrower has requested that the Commitment
Termination Date be extended and that the amount available for borrowings be increased from $2,500,000 to $5,000,000.

                             (c) Bank has agreed to (i) increase the Commitment
Amount and (ii) extend the Commitment Termination Date to June 1, 1998 as herein provided, subject to the terms of this Agreement.

        2.     Amendment to Loan Agreement and Revolving Note:

               2.1 Increase in Commitment Amount. The term "Commitment" is hereby restated to mean the commitment of Lender to make Loans, on the terms and conditions herein obtained from the date hereof through the Commitment Termination Date in an aggregate principal amount at one time outstanding not in excess of Five Million Dollars ($5,000,000.00).

               2.2 Extension of Commitment Termination Date. Bank and Borrower agree that the Commitment Termination Date shall be extended to June 1, 1998. The Revolving Note shall also be deemed amended so that the payment due date contained in the fourth paragraph thereof shall be changed to June 1, 1998. Except as specifically amended hereby, all other provisions of the Loan Agreement and the Collateral Documents shall remain in full force and effect.

               2.3 Borrowing Base. Bank and Borrower agree that all further Advances shall be the application of a Borrowing Base formula as set forth below.



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                      2.3.1 Notwithstanding anything in this Loan Agreement to
the contrary, in no event may the aggregate principal amount of the Revolving Loan outstanding exceed the Borrowing Base. The Borrowing Base shall include the aggregate value of the following:

                             (a) 50% of the aggregate dollar value of all
Eligible Accounts Receivables; and

                             (b) the Library Value.

                      2.3.2 The calculation of the Borrowing Base shall be made as of the end of each quarter that a Revolving Loan hereunder is outstanding and in which the amount of Indebtedness hereunder is in excess of the Library Value, and shall be delivered, in the form attached as Exhibit 1 hereto (the "BORROWING BASE STATEMENT"), to Bank no later than fifteen (15) days following the end of each such fiscal quarter. The Borrowing Base Statement shall set forth the amount of each component included and to be included in the Borrowing Base (by reference to this Section 2.3.2 and as of the last Business Day of the preceding quarter, attached to which shall be detailed information including the calculation of the Eligible Accounts, as well as such other information as reasonably may be requested by the Bank with respect thereto.

                      2.3.3 The Bank shall have the sole discretion as to accept or reject any such Account which is proposed to be included in the Borrowing Base and to reject an Account which was previously included therein.

                      2.3.4 For purposes of the Loan Agreement, the following terms shall have the meanings set forth below:

                             Account Debtor shall be any Person who is or who
                      may become obligated to Borrower under, with respect to or on account of an Account.

                             Eligible Account Receivables shall be those
                      Eligible Domestic Accounts or Eligible Foreign Accounts excluding each of the following:

                                    (i) the particular amounts to be paid in
                             respect of an Accounts the payment date of which exceeds 24 months from the date of applicable Borrowing Base;

                                    (ii) the particular amounts to be paid in
                             respect of any Accounts for invoiced balances which extend beyond one (1) month past due;



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                                    (iii) all amounts to be paid in respect of
                             any Account Debtor if any invoiced balances for such Account Debtor extends beyond ninety (90) days past due;

                                    (iv)    any intercompany
                             receivable;

                                    (v)     any Account
                             considered to be a risk in the sole
                             discretion of Bank based on country;

                                    (vi) any Account generated as a result of a
                             default or cancellation by another Account Debtor; and

                                    (vii) any other Account which Bank has
                             rejected pursuant to Section 2.3.3 of Amendment No. 5.

                             Eligible Domestic Accounts shall consist of
                      Eligible Account Receivables with Account Debtors domiciled in the United States, which Account Debtors are acceptable to Bank in Bank's sole and absolute discretion, which relate to (i) the sale or license of completed Film Assets which are available for delivery, have been delivered and/or have been accepted by such Account Debtors, or (ii) relate to license fees or other royalty payments regarding the use of assets of the Borrower, the amount of which is either guaranteed or subject to verification by reference to sale numbers or other similar data.

                             Eligible Foreign Account shall consist of Accounts
                      with Account Debtor who are domiciled outside of the United States, which Account Debtors are acceptable to Bank in Bank's sole and absolute discretion, which relate to the sale or license of completed Film Assets which are available for delivery, have been delivered and/or have been accepted by such Account Debtors, or (ii) relate to license fees or other royalty payments regarding the use of assets of the Borrower, the amount of which is



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                      either guaranteed or subject to verification by
                      reference to sales numbers or other similar data. Notwithstanding the foregoing, no Account may be considered to be Eligible Foreign Account unless it is to be paid in U. S. Dollars.

                             Library Value shall mean the sum of $2,500,000.

        2.4 Amendment to Covenants. Sections 6.5 and 6.6 of the Loan Agreement are hereby stated in their entirety as follows:

                "6.5 Net Worth. Borrower shall not permit its Net Worth to fall below $17,000,000 for any quarter or any fiscal year end.

                6.6 Current Ratio. Borrower shall not permit is Current Ratio to be less than 1.0 to 1.0 at any quarter or at any fiscal year end."

        2.5 Inclusion of Additional Covenants. Borrower agrees that it will not use any proceeds of any advance hereunder for any acquisition, business combination, or other merger without the express written consent of the Bank, which consent may be withheld by the Bank in its sole and absolute discretion.

        2.6 Amendment to Notice Provisions. Section 9.11 of the Loan Agreement is hereby restated in its entirety as follows:

               "9.11 Notice. Except as otherwise provided herein, any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified at the following addresses (or such other address(es) as a party may designate for itself by like notice):

                      (A)    If to Lender, at

                                    CITY NATIONAL BANK
                                    Entertainment Department
                                    400 N. Roxbury Drive
                                    Beverly Hills, California 90210
                                    Attention: Mr. Norman B. Starr



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                             With a copy to:

                                    KELLY LYTTON MINTZ & VANN
                                    1900 Avenue of the Stars, Suite 1450
                                    Los Angeles, California  90067
                                    Attention:  Bruce P. Vann, Esq.

                             If to the Borrower, at

                                    HARVEY COMICS, INC.
                                    1999 Avenue of the Stars
                                    Suite 2050
                                    Los Angeles, California 90067
                                    Attention: Mr. Jeff Montgomery

                             with a copy to:

                                    THE HARVEY ENTERTAINMENT COMPANY
                                    1999 Avenue of the Stars
                                    Suite 2050
                                    Los Angeles, California 90067
                                    Attention: Mr. Jeff Montgomery

        3. Consents: Each of the parties hereto consents to the foregoing amendments to the extent the consent of any such party is required under the Loan Agreement's current notice provisions.

        4. Representations and Warranties of Borrower: In order to induce Bank to enter into this Agreement, Borrower represents and warrants to Bank that:

                             (a) Borrower has the power and authority and has
taken all action necessary to execute, deliver and perform this Agreement and all other agreements and instruments executed or delivered to be executed or delivered in connection herewith and therewith and this Agreement and such other agreements and instruments constitute the valid, binding and enforceable obligations of Borrower.

                             (b) The representations and warranties contained in
the Loan Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof an no Event of Default (as said term is defined in the Loan Agreement) or event which with the passage of time or the giving or notice or both would constitute an Event of Default has occurred and is continuing as of the date hereof.

                             (c) Since the date of the most recent financial
statements, if any, furnished by Borrower to Bank, there has been no material adverse change in the business or assets or in the financial condition or Borrower.



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        5. Representations and Warranties of Guarantor. The Guaranty of Borrower
remains in full force and effect and Guarantor provides that as of the date of this Agreement, it has no offsets, claims or defenses against any of its obligations under the Guaranty.

        6. Acknowledgment of Borrower: Borrower acknowledges and agrees that as of the date of this Agreement, it has not offsets, claims or defenses whatsoever against any of its obligations under the Revolving Note, or its obligations under the Loan Agreement, the Collateral Documents, or any other agreements, documents or instruments securing or pertaining to the Revolving Note or the Loan Agreement.

        7. Fee: As an additional consideration for the extension contemplated under this Agreement, Borrower shall concurrently pay to (i) Bank, the sum of $37,500 as additional loan fees, and to (ii) KELLY LYTTON MINTZ & VANN, the Bank's counsel, such sums as may be owing in respect of the preparation of this amendment and the filing fees related thereto.

        8. Full Force and Effect: Each of the Collateral Documents, and all other documents, agreements and instruments relating to thereto remain in full force and effect.

        9. Governing Law: This Agreement and the rights and obligations of the parties hereunder shall be governed by, construed and enforce in accordance with the laws of the State of California applicable to agreements executed and to be wholly performed therein.

        10. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

                                    HARVEY COMICS, INC.


                                    By:      /s/ Gregory M. Yulish
                                        -------------------------------
                                    Its:     Chief Financial Officer
                                        -------------------------------


                                    THE HARVEY ENTERTAINMENT COMPANY


                                    By:      /s/ Gregory M. Yulish
                                        -------------------------------
                                    Its:     Chief Financial Officer
                                        -------------------------------



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                                    CITY NATIONAL BANK, N.A.


                                    By:      /s/  Norman Starr
                                        -------------------------------
                                    Its:     Vice President
                                        -------------------------------



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                                    EXHIBIT 1

                             BORROWING BASE SCHEDULE

Outstanding Indebtedness            $______________
Borrowing Base
        Library Value                                            $______________
        Eligible Accounts (see Attachment 1) x 50%               $______________
        Total Borrowing Base        $______________

The undersigned, the Chief Financial Officer of Borrower, certifies that the foregoing is true and correct as of the date hereof.


                               Harvey Comics, Inc.


                             By: __________________

                             Its: _________________




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